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                                                                   Exhibit 10.15

                                (HEARTWARE LOGO)

                                OCTOBER 31, 2006

Ms Jennifer Foley
Shaw Road
Chestnut Hill, MA
02467
617.232.5120

Dear Jennifer,

We are pleased to offer you a new position within HeartWare, Inc. (the "Company") on the terms and conditions set forth below:

     1. POSITION. Your title will be Vice President of Clinical and Regulatory Affairs. As such, you will be responsible, among other things, for developing an integrated clinical and regulatory strategy for a global approval of the HVAD, developing a detailed plan for implementing the strategy including resource requirements and budgets, executing said plan within budget and on time, sourcing and managing external vendors within functional areas, collaborating with marketing to ensure reimbursement data is collected within the protocols, participate in the Company's senior leadership group as the primary governing body of the operational activities of the Company and provide periodic updates to the Board of Directors and investors as required by the Chief Executive Officer. You shall also provide such other services as may be requested by the Company, consistent with your position with the Company.

          You shall report directly to the Chief Executive Officer. Your usual place of business will be at the Company's offices in Massachusetts but it is understood that you will travel regularly to the Company's Miramar office, particularly in the first several months in the position. You understand and agree that the Company may from time to time require you to travel to and work at other locations including, without limitation, Australia. It is understood that from time to time you will also work from your home office provided that you obtain the prior approval of the Chief Executive Officer in relation to which days will be such home office days.

     2. COMPENSATION. With effect from January 1, 2007 your base salary ("Base Salary") shall be at the annual rate of $220,000, payable in accordance with the Company's payroll policies as from time to time in effect. Your Base Salary will be reviewed in accordance with the Company's compensation review process and your Base Salary may be increased by the Board in its discretion. You will receive a one-off "signing" bonus of $30,000 during the first pay period in January following your start with the Company. You shall receive an additional


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$30,000 bonus if the Company files an IDE with the FDA within 90 days of completion of the later of the enrollment of the 20th patient in the international trial or completion of requisite engineering tests for the IDE. In addition, you will be granted 1,000,000 stock options in HeartWare Limited (the parent entity of the Company) at a strike price of A$1.10 on terms and conditions as determined by the Board of Directors in its absolute discretion.

          All such compensation shall be payable in accordance with the payroll policies of the Company as from time to time in effect, less such deductions as shall be required to be withheld by applicable law and regulations.

     3. VACATION, INSURANCE AND BENEFITS; EXPENSES.

          (A) You shall be entitled to all legal holidays recognized by the Company, and fifteen (15) days of paid vacation per annum. Any unused vacation shall be subject to Company policy as from time to time in effect. Vacation days for the first fiscal year of your employment will be prorated.

          (B) You shall be eligible for participation in any health, dental, and other insurance plans that may be established and maintained by the Company from time to time for its employees of your level, all as determined by the Company's Board of Directors in its sole discretion. You shall also be entitled to participate in any employee benefit programs that the Company's Board of Directors may establish for Company employees generally, including but not limited to health insurance, 401k Plan and stock purchase or option plans.

          (C) The Company shall reimburse you for all usual and ordinary business expenses incurred by you in the scope of your employment hereunder in accordance with the Company's expense reimbursement policy as from time to time in effect.

     4. AT WILL EMPLOYMENT.

          (A) This letter agreement describes the compensation and benefits that you are entitled to receive for so long as you remain employed by the Company, but is not a contract or guarantee of employment for any particular period of time. At all times you will remain an employee at will, and you and the Company are free to terminate your employment at any time for any reason. Without limiting the generality of this Section 4(a), you understand that there will be an employee review ninety (90) days after the date on which your employment with the Company commences in order to assess your performance as of such date.

          (B) Should your employment with the Company terminate for any reason, you shall be entitled to receive only the pro rata portion of your base salary through the date of your termination, together with such other compensation or benefits to which you may be entitled by law or under the terms of the Company's compensation and benefit plans then in effect.

     5. PROPRIETARY INFORMATION. Both during and after your employment with the Company, you will treat all proprietary or other confidential information as strictly confidential. Further, you agree to sign and comply with the terms and conditions of the enclosed Employee


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Confidentiality, Inventions, Non-competition and Non-solicitation Agreement.
This offer of employment is contingent upon your signing that Agreement.

     6. FEDERAL EMPLOYMENT LAW. Please note that Federal law requires you to provide the Company with documentation of your eligibility to work in the United States. Accordingly, this offer is further conditioned upon your providing such documentation to the Company within three business days after the Commencement Date.

     7. PRIOR EMPLOYERS. By accepting this offer of employment, you are representing that you are not party to any agreement with any prior employer that prevents your working for the Company or that would prevent you from performing your assigned duties for the Company.

To indicate your acceptance of our offer, please sign and return the following to me no later than 15 November 2006:

     -    one copy of this letter; AND

     - one copy of the Company's standard Proprietary Information, Confidentiality, and Inventions Assignment Agreement, the form of which is annexed hereto as Exhibit A.

If we do not receive your signed copy of the above documents by November 15, then this offer shall be null and void and of no further force or effect.


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In signing this letter, you also acknowledge that the Company is legally obliged to make a public statement regarding your commencement with the Company and may be obligated to disclose your compensation package. This announcement will be coordinated with you on terms determined by the Chief Executive Officer.

                                        Sincerely,

                                        HEARTWARE, INC.


                                        By: /S/ per David McIntyre - CFO
                                            ------------------------------------
                                        Name: Douglas E. Godshall
                                        Title: President and CEO

Agreed to and accepted:


/S/ Jennifer Foley
-------------------------------------
Jennifer Foley

Dated: 07 Nov 2006


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                    PROPRIETARY INFORMATION, CONFIDENTIALITY
                       AND INVENTIONS ASSIGNMENT AGREEMENT

     The undersigned, Jennifer Foley, in consideration of and as a condition of my engagement as an employee of HeartWare Inc., a Delaware corporation (the "Company"), does hereby agree with the Company as follows:

     1. I will not, whether during or after the termination or for a period of five (5) years after cessation of my employment, reveal to any person, association or company any of the trade secrets or confidential information concerning the organization, business or finances of the Company so far as they have come or may come to my knowledge, except as may be necessary in the course of my duties for the Company or to the extent that such trade secrets or confidential information come to be in the public domain through no fault of mine, or I am required to disclose such information as a matter of law, including pursuant to court order, and I shall keep secret all matters entrusted to me and shall not use or attempt to use any such information in any manner which could reasonably be expected to injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company or for any purpose other than the performance of my duties on behalf of the Company.

     Further, I agree that during the period of my employment I shall not make, use or permit to be used, even if not in the nature of a trade secret or otherwise marked confidential, any notes, memoranda, drawings, specifications, programs, data, know how, trade secrets, or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. I further agree that I shall not, for a period of five (5) years after the termination of my employment, use or permit to be used, even if not in the nature of a trade secret or otherwise marked confidential, any such notes, memoranda, drawings, specifications, programs, data, know how, trade secrets, or other materials, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination or cessation of my employment I shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

     2. If at any time or times during my employment, I shall (either alone or with others) make, conceive, discover, reduce to practice or become possessed of any invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Inventions") in any application that relates to the business of the Company or any of the products or services being developed, manufactured, marketed, sold or otherwise provided by the Company or which may conveniently be used in relation therewith, or results from tasks assigned me by the Company or results from the use of premises, equipment, supplies, facilities or confidential information owned, leased or contracted for by the Company ("Company Inventions"), such Company Inventions and the benefits thereof shall, from the moment of their creation or fixation in tangible media, immediately become the sole and absolute property of the Company, and I shall promptly disclose to the Company (or any persons designated by it) each

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such Company Invention and hereby irrevocably and perpetually assign any rights, including without limitation any patent, copyright or other intellectual property rights, I may have or acquire in the Company Inventions and benefits and/or rights resulting therefrom to the Company without compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company. I hereby further represent and acknowledge that any and all such Company Inventions made, conceived, discovered or reduced to practice prior to the date hereof, whether or not I am the named inventor, are owned solely by the Company, and that I have no right, title or interest therein, and I agree that upon the request of the Company, and without any compensation to me, I will take such action and execute such documents as the Company may request to evidence and perfect the Company's ownership of such Company Inventions.

     I will also promptly disclose to the Company any Invention made, conceived, discovered, reduced to practice or possessed by me (either alone or with others) at any time or times during my employment for the purpose of determining whether they constitute "Company Inventions," as defined herein.

     Upon disclosure of each Company Invention to the Company, I will, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

          (a) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection for any such Company Invention in any country throughout the world and when so obtained or vested to renew and restore the same; and

          (b) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

     In the event the Company is unable, after reasonable effort, to secure my signature on any letters patent, copyright or other analogous protection relating to a Company Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact (which designation and appointment shall be (i) deemed coupled with an interest and (ii) irrevocable, and shall survive my death or incapacity), to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by me.

     In addition to the foregoing assignment of Company Inventions to the Company, I hereby irrevocably transfer and assign to the Company: (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Company Invention; and (ii) any and all "Moral Rights" (as defined below) that I may have in or with respect to any Company Invention. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Company Invention, even after termination of my work on behalf of the Company. "Moral Rights" mean any rights to claim authorship of


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an Invention, to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

     3. I agree that any breach, or threatened breach, of this Agreement by me could cause irreparable damage and that in the event of such breach, or threatened breach, the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performances well as all other equitable relief, to prevent the violation of my obligations hereunder without the necessity of any proof of actual damages or the posting of a bond or other security.

     4. I understand that this Agreement, by itself, does not create an employment agreement with the Company or other obligation on the part of the Company to retain my services as a employee.

     5. I represent that the Inventions identified in the pages, if any, attached hereto comprise all the Inventions which I have made or conceived prior to my engagement by the Company, which Inventions are excluded from this Agreement. I understand that it is only necessary to list the title of such Inventions and the purpose thereof but not details of the Invention itself. IF THERE ARE ANY SUCH UNPATENTED INVENTIONS TO BE EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE. OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIONS.
____

     I further represent that I am free to enter into an employment relationship with the Company, and my performance of all the terms of this Agreement, and my performance as an employee of the Company, does not and will not breach any agreement with a third party, including but not limited to any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my engagement by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith. I further agree to indemnify the Company to the extent it is made a party to any lawsuit based upon my violation of any such agreement.

     I further represent that if the representations set forth in the preceding paragraph are inapplicable, I have attached hereto a copy of each agreement, if any, which presently affects my compliance with the terms of this Agreement (such copy specifies the other contracting party or employer, the date of such agreement, the date of termination of any employment.) IF THERE ARE ANY SUCH AGREEMENTS, THE UNDERSIGNED SHOULD INITIAL HERE. OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH AGREEMENTS. ____

     I further represent that I have or will return all property, including documents, memoranda, software or other record containing information belonging to my former employer(s) and will not bring any such materials to the Company's premises or otherwise use any such material in performing work for the Company. I further agree to indemnify the Company to the extent it is made a party to any lawsuit based upon my violation of this representation.


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     6. I further acknowledge that the Executive Service Agreement, dated as of the date hereof, between me and the Company, contains non-competition and non-solicitation provisions and that I am bound by these obligations as a term of my employment and that these provisions are necessary and reasonable, and will not prevent me from obtaining alternative employment in the event that my employment with the Company is terminated for any reason.

     7. Any waiver by the Company of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

     8. I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     9. My obligations under this Agreement shall survive the termination or cessation of my employment regardless of the manner of such termination or cessation and shall be binding upon my heirs, executors and administrators.

     10. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

     11. For purposes of this Agreement, the term "employment" shall also mean any period of consultancy with the Company that may follow formal employment by the Company.

     12. The term "Company" shall include HeartWare Inc., a Delaware corporation, HeartWare Limited, as Australian corporation, and any of their predecessors, successors, parents, subsidiaries, subdivisions, affiliates or assigns. The parties agree that the Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns, without requiring Executive to renew this Agreement or execute a new Agreement reflecting the terms contained herein.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the 7th day of November, 2006.

                                        HEARTWARE INC.


                                        BY: /s/ David McIntyre
                                            ------------------------------------
                                        Title: Chief Financial Officer
                                        Print: David McIntyre


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                                        EMPLOYEE: /s/ Jennifer H. Foley
                                                  ------------------------------
                                        Name: Jennifer H. Foley


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